UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2014

POLONIA BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35739	45-3181577
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3993 Huntingdon Pike, 3rd Floor Huntingdon Valley, Pennsylvania 19006
(Address of principal executive offices) (Zip Code)

(215) 938-8800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 20, 2014, Polonia Bancorp, Inc. (the “Company”), the holding company of Polonia Bank (the “Bank”), announced that the Company’s and the Bank’s President and Chief Executive Officer, Anthony J. Szuszczewicz is retiring effective August 31, 2014.  The Board of Directors appointed Paul D. Rutkowski, the Company’s Chief Financial Officer, to the position of Chief Executive Officer on an interim basis while the Board conducts a search for a permanent successor to Mr. Szuszczewicz.  In addition, Director Robert J. Woltjen was voted Chairman of the Board of the Company and the Bank, replacing Mr. Szuszczewicz.  For more information, see the Company’s press release dated August 20, 2014, filed as Exhibit 99.1 to this Report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: Not applicable
(b)	Pro Forma Financial Information: Not applicable
(c)	Shell Company Transactions: Not Applicable
(d)	Exhibits

	Number	Description
	99.1	Press Release Dated August 20, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

POLONIA BANCORP, INC.

Date: August 22, 2014	By:	/s/ Paul D. Rutkowski
Paul D. Rutkowski
Chief Financial Officer and Corporate Secretary